MICRON ENVIRO SYSTEMS, INC.

(“Micron”)

1205-789 West Pender Street

Vancouver, BC

Canada V6C 1H2

Tel: (604) 646-6903

March 28, 2007

MENV—OTCBB  USA

NDDA—Frankfurt Stock Exchange Symbol

A0J3PY—WKN # Frankfurt Stock Exchange

Recent Market Activity

Micron Enviro Systems, Inc.’s (OTCBB: MENV) (Frankfurt Stock Exchange: NDDA --- WKN:A0J3PY---ISIN: US59510E2072) ("Micron" or the “Company”) President, Bernard McDougall, wishes to comment on the recent market activity. “Management is baffled by the recent market activity in the shares of Micron.  Micron has recently added significant land holdings in the Alberta Oil Sands yet the stock is currently trading at a level lower despite increasing our net Oil Sands acreage more than 5,000% in 2007.  We find it inconceivable that the value of the Company has decreased recently despite increasing our assets.  The only explanation we can conclude is that technically the shares broke support and hit stop losses for certain former shareholders.  Management wants to assure our loyal shareholders that fundamentally nothing has changed in the past two weeks, other than we have increased our land holdings in the Alberta Oil Sands and had very positive meetings in Toronto and Germany.  We are equally confused as to why the stock value would decrease when all the Company has done is increase the assets at a time when oil has touched three month highs.  Management is very positive about Micron’s short and long term growth potential, as we anticipate acquiring more land and developing our current Alberta Oil Sands prospects.”

Micron is an emerging oil and gas company that now has exposure to eight separate leases consisting of interests in 24.5 gross sections (15,500 acres) in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world.  Micron also has minor production from multiple conventional oil and gas wells throughout North America. Micron's goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. Micron continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. At this time, Micron is one of, if not the smallest, market capitalized company with multiple leases (eight) and now has positive operations underway in this world-class oil and gas producing region.  This is quite an enviable position for a company of Micron’s modest market capitalization, and therefore Micron offers tremendous leverage to one of the world’s largest oil resources.  Please visit our website for detailed maps of the locations of Micron’s prospects at www.micronenviro.com.

If you have any questions, please call Micron at (604) 646-6903. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bernard McDougall

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: (604) 646-6903

Fax:  (604) 689-1733

www.micronenviro.com